Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our reports dated April 22, 2013 for the William Blair Funds, comprised of the Growth Fund, Large Cap Growth Fund, Small Cap Growth Fund, Mid Cap Growth Fund, Small-Mid Cap Growth Fund, Global Leaders Fund, International Growth Fund, International Equity Fund, International Leaders Fund, International Small Cap Growth Fund, Emerging Markets Growth Fund, Emerging Markets Leaders Fund, Emerging Markets Small Cap Growth Fund, Large Cap Value Fund, Small Cap Value Fund, Mid Cap Value Fund, Small-Mid Cap Value Fund, Bond Fund, Income Fund, Low Duration Fund, Ready Reserves Fund, Institutional International Growth Fund and Institutional International Equity Fund (the “Funds”) in the Registration Statement (Form N-1A) of William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 107 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 30, 2013